Stonefield
                                 Josephson, Inc.
                          Certified Public Accountants
                                Business Advisors

               Consent of Independent Certified Public Accountants


We hereby consent to the use in this Registration Statement on Amendment No. 3 Form SB-2 of our report dated November 14, 2002, relating to the financial statements of Full Circle Promotions, Inc. (a Development Stage Company) for the year ended September 30, 2002, and the periods from October 12, 2001 (inception) to September 30, 2002, and the reference to our firm under the Caption "Experts" in the Prospectus.




/s/ Stonefield Josephson, Inc.
Certified Public Accountants

Santa Monica, California
April 21, 2003